UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 5, 2004

INDUSTRIES INTERNATIONAL INCORPORATED
(Exact name of Registrant as specified in its charter)

Nevada	000-32053	87-0522115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4/F Wondial Building, Keji South 6 Road Shenzhen High-Tech Industrial Park, Shennan Road		Shenzhen, China
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-86-755-26520839

Items 1 through 5 and 7 through 12 are not applicable and therefore omitted.

ITEM 6. RESIGNATION OF REGISTRANT’S DIRECTOR.

Effective February 5, 2004, Mr. Weijiang Yu resigned as the President and a Director of the Company.  There were no disagreements with the Company on any matter relating to the Company’s operations, policies or practices.  On the same day, the Board of Directors appointed Ms. Hongyan Sun to serve as the President and a Director of the Company until her successor is elected and qualified or until her earlier resignation or removal.

Prior to her appointment as President and Director of the Company, Ms. Sun has served as the Executive Director of the Company since December 2003.  From May, 2003 to November 2003, Ms. Sun served as the Director of the Company, Resident Mission in China.  From February 2001 to April 2003, she was the Assistant of Investment Management Center and Director of the President’s Office of Shenzhen Kexuntong Industrial Co., Ltd., respectively.  Prior to that time, she served as the Assistant of the Law Department of Shenzhen Wonderland Communication Science and Technology from June 1996 to January 2001.  Ms. Sun received her Bachelor of Law degree from Hu Bei Normal University and her Master of Law degree from Hu Bei University.

Ms. Sun beneficially owns 5,000 shares of restricted common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDUSTRIES INTERNATIONAL INCORPORATED

By:	/s/ Dr. Kit Tsui
Its: Chief Executive Officer

Dated: February 21, 2004